AIRCRAFT LEASE

                                  AGREEMENT


                                   between



                           B & K TRANSPORTATION, INC.

                                      and

                          SEQUENT COMPUTER SYSTEMS, INC.



                            AIRCRAFT LEASE AGREEMENT


This lease agreement ("Agreement") is entered into as of the 1st day of October, 1993 (Effective Date), by and between B&K Transportation, Inc. ("Lessor") and Sequent Computer Systems, Inc. ("Lessee").

                                RECITALS

WHEREAS, Lessor and Lessee desire that Lessee lease a certain 1970 Gulfstream GII, N99ST, Serial No. 091 equipped with two (2) Royal Royce model Spey MK511-8 engines Serial No.'s 8633 and 8644 ("Aircraft"), pursuant to the terms of this Agreement;

NOW, THEREFORE, the parties agree as follows:

1.   TERM AND TERMINATION

   The term of this Agreement shall be three (3) years. This Agreement shall also terminate upon any sale or transfer of ownership of the Aircraft by Lessor. Any such sale or transfer of ownership shall be upon mutual agreement of the parties.

2.   LEASE OF AIRCRAFT

     Lessor hereby leases the Aircraft to Lessee on an exclusive basis, however Lessor may use the Aircraft at such times as are agreeable to Lessee. Lessor agrees to pay for any operating costs associated with Lessor's use of the Aircraft, including pilot fees, fuel and incidental fees and shall also pay a fee of $650 per flight hour for any unallocated tax, insurance and maintenance reserve.

    Lessee may sublease the Aircraft on such terms as it shall determine, provided, however, that Lessee shall remain primarily liable to Lessor upon any such sublease.

3.  LESSOR REPRESENTATION

     Lessor represents and warrants that is has the requisite authority to act as Lessor of the Aircraft and to enter into this Agreement. Lessor further warrants that the Aircraft is currently registered, certificated and airworthy under and in accordance with requirements of the Federal Aviation Administration (FAA) and has been maintained in accordance with the FAA Regulations found in 14 CFR, Part 91.

4.  AIRCRAFT MAINTENANCE

    During the term of this Agreement Lessee agrees, at its cost, to keep the Aircraft in good and efficient working order, condition and repair, to maintain the Aircraft in compliance with the manufacturer's recommended service and maintenance specifications and with the requirements of FAR Part 91, and to keep the Aircraft currently registered, certificated and airworthy under and in accordance with requirements of the FAA.

     During the term of this Agreement Lessee agrees, at its cost, to keep the Aircraft engines covered under a Engine Maintenance Systems Program
(EMS). Upon termination of this lease any rights and/or residuals associated with such EMS shall pass to Lessor.

5.  AIRCRAFT CHARGES

    As rental for Lessee's use of the Aircraft, Lessee agrees to pay Lessor as follows:

          (a) $50,000 per month due and payable on the 1st day of each month commencing October, 1993.

          (b) Incidental expenses including, but not limited to, landing charges, airport fees and customs charges incurred during the Lessee's operation of the Aircraft when charged to Lessor and not paid directly by Lessee.

          (c) Any and all property taxes assessed with respect to the Aircraft.

     This is an irrevocable lease, and any present or future law to the contrary notwithstanding, Lessee's obligation to pay Lessor or its assigns all amounts due hereunder is absolutely unconditional and this Lease shall not terminate by operation of law or otherwise, except as set forth in Paragraph 1, nor shall Lessee be entitled to any abatement, reduction, setoff, counterclaim, defense or deduction with respect to any of the aircraft charges described herein, or any other amounts payable by the Lessee hereunder, nor shall any obligations of Lessee hereunder be affected for any reason whatsoever, no matter how, when, or against whom asserted, arising or claimed; provided, however, that Lessee may institute an independent action or claim against Lessor (but not against any collateral assignee of Lessor) for any alleged breach hereof. No collateral assignee of Lessor shall be liable to perform any covenant of Lessor. The provisions of this paragraph are made expressly for the benefit of Lessor and any assignee of Lessor.

6.  INSURANCE

      (a) During the term of this Agreement Lessee shall, at Lessee's expense, maintain hull insurance on the Aircraft for the value stated in Subparagraph (c), below, and comprehensive liability coverage which shall name Lessor, MetLife Capital Corporation and any pilot operating the Aircraft on behalf of Lessor as an additional insured, including Lessor's use of the Aircraft, in an amount of not less than $200,000,000 without right of subrogation against Lessor. Certificates of the insurance will be furnished to the Lessor upon request. The policy shall require the carrier to provide to the insured, and Lessee, in turn, shall provide to Lessor, not less than thirty (30) days written notice prior to any cancellation or reduction in coverage.

       (b) The Aircraft shall at all times be in the care, custody and control of Lessor or Lessee.

       (c) Lessor states the maximum replacement value of the Aircraft for hull coverage purposes is $3,400,000. Hull insurance furnished as provided in this Paragraph 6 shall be for the Aircraft's replacement value at time of loss. Lessor agrees to make no further claim against Lessee in excess of the maximum of replacement value against Lessee for loss or damage to the Aircraft arising out of any occurrence. Lessor will bear any insurance deductible applicable to any loss.

7.  INDEMNIFICATION

     Lessee shall indemnify Lessor, including any of its assignees and creditors and specifically including MetLife Capital Corporation (collectively, the "Indemnitees") and shall hold such Indemnitees harmless from and against all loss, liability, damages, costs and expense (including without limitation attorneys' fees) incurred or suffered by such Indemnitees as a result of or arising out of any and all claims and demands relating in any way to Lessee's possession or use of the Aircraft; provided that such indemnification shall not cover any such loss, liability , damages, costs or expense attributable to possession or use of the Aircraft by Lessor or any failure by it to perform any of its obligations under this Agreement.

8.  NOTICES

    All notices hereunder shall be sent to the following addresses, via U.S., First Class mail:

          If to Lessor:          B&K Transportation, Inc.
                                      4311 SW Greenleaf Drive
                                      Portland, OR  97221

          If to Lessee:         Sequent Computer Systems, Inc.
                                      Attn:  Ross Summers
                                      15450 SW Koll Parkway
                                      Beaverton, OR  97006

9.   GOVERNING LAW AND ATTORNEYS FEES

    This Agreement shall be governed by the laws of the state of Oregon. Should a dispute arise with respect to any portion of this Agreement, the prevailing party shall be entitled to its reasonable attorneys fees and costs in any litigation.

10.  TRUTH IN LEASING CLAUSE

    LESSOR AND LESSEE UNDERSTAND THAT THE AIRCRAFT HAS BEEN MAINTAINED AND INSPECTED DURING THE PERIOD PRECEDING THE EXECUTION OF THIS AGREEMENT, COMMENCING UPON THE EFFECTIVENESS OF THE REGISTRATION OF THE AIRCRAFT
WITH THE FAA,
    UNDER FEDERAL AVIATION REGULATIONS PART 91. LESSEE CERTIFIES THAT THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED WITH THE APPLICABLE
MAINTENANCE AND INSPECTION REQUIREMENTS OF THE FEDERAL AVIATION REGULATIONS PART 91 AT ALL TIMES DURING THE TERM OF THIS AGREEMENT. LESSOR AND LESSEE UNDERSTAND THAT LESSEE IS THE PARTY RESPONSIBLE FOR
THE OPERATIONAL CONTROL OF THE AIRCRAFT DURING THE PERIODS IN WHICH
LESSEE HAS POSSESSION OF THE AIRCRAFT UNDER THIS AGREEMENT. LESSEE CERTIFIES THAT IT UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS. LESSEE'S CORRECT NAME AND ADDRESS APPEAR IN SECTION 8 ABOVE. AN EXPLANATION OF FACTORS BEARING ON THE OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN
BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.



IN WITNESS WHEREOF, the parties have executed this Agreement as follows:


B&K TRANSPORTATION, INC.              SEQUENT COMPUTER SYSTEMS, INC.

By:____________________________        By:________________________________

Title:___________________________       Title_______________________________

Date:___________________________       Date:_______________________________


                           AMENDMENT ONE
                                TO
                       AIRCRAFT LEASE AGREEMENT
                              BETWEEN
                  SEQUENT COMPUTER SYSTEMS, INC.
                                AND
                      B & K TRANSPORTATION, INC.


This Amendment One to the Aircraft Lease Agreement dated October 1, 1993 ("Agreement") is entered into this ______ day of November, 1993, by and between B & K Transportation, Inc. ("Lessor") and Sequent Computer Systems, Inc. ("Lessee").

The parties agree as follows:

1.  Paragraph 4 of the Agreement is deleted and replaced with the following:

       "4. During the term of this Agreement Lessee agrees, at its cost, to keep the Aircraft in good and efficient working order, condition and repair, to maintain the Aircraft in compliance with the manufacturer's recommended service and maintenance specifications and with the requirements of FAR Part 91, and to keep the Aircraft currently registered, certificated and airworthy under and in accordance with the requirements of the FAA.

     During the term of this Agreement Lessee agrees to pay $175.00 per flight hour flown into an interest bearing Engine Restoration
Reserve (ERR). Payment into the ERR shall be made monthly on the first day of the month following the calendar month in which the hours are accrued. The ERR is to be used to defray any costs associated with engine mid-life inspections, engine overhauls, and thrust reverser overhauls. In the event that the ERR is insufficient to cover any said costs incurred during the term of this Agreement, Lessee agrees to pay the deficit. Upon termination of this lease any residual associated with such ERR shall pass to Lessor."


Except as expressly modified in this Amendment One, all terms and conditions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as follows:


B & K TRANSPORTATION, INC.                  SEQUENT COMPUTER SYSTEMS, INC.

By:_______________________________         By:______________________________

Title:______________________________        Title:___________________________



METLIFE CAPITAL CORPORATION

By:_______________________________

Title:______________________________


                               AMENDMENT TWO
                                      TO
                          AIRCRAFT LEAST AGREEMENT
                            DATED OCTOBER 1, 1993


This Amendment Two to the Aircraft Lease Agreement dated October 1, 1993, is entered into this _____ day of December, 1994, by and between B & K Transportation, Inc. ("Lessor") and Sequent Computer Systems, Inc. ("Lessee").

The parties mutually agree as follows:

1.  Performance Enhancement System

    Lessee desires to purchase for Lessee's account a Performance
Enhancement System (the "System") for the Aircraft. The System is more particularly described in the sales agreement attached hereto as Exhibit
1. Lessor hereby consents to the installation of the System on the Aircraft, which shall completed in Q1, 1995.


2.  Early Termination

    Lessor agrees that should the Lease Agreement be terminated early for any reason other than for Lessee's default, Lessor shall pay Lessee the undepreciated value of the System within thirty (30) days of Lessee's notification to Lessor of such value. Upon receipt of payment of the undepreciated value, Lessor shall have the option of either purchasing the System for cash at its then current fair market value or removing the System from the Aircraft at Lessor's expense. In the event of a termination of this Lease Agreement due to Lessee's default, Lessee shall either remove the System from the Aircraft at Lessee's expense or Lessor may elect to purchase the System from Lessee for cash at the System's then current fair market value.

3.  End of Lease Option

     On the last day of the Term of this Lease Agreement, Lessor shall have the option to purchase the System from Lessor for cash at the System's then current fair market value or require Lessee to remove the System from the Aircraft at Lessee's expense.

4.  System Transfer

     Upon Lessor's election to purchase the System under the terms of paragraphs 2 or 3 above, and receipt of payment of the purchase price, Lessee shall transfer to Lessor all right, title and interest of Lessee in the System to Lessor in its then condition, without any representations or warranty other than the warranty that the System is not subject to any liens resulting from Lessee's acts.

5.  Integration

     Except as expressly modified herein, all other terms and conditions of the Lease Agreement as amended remain in full force and effect, and this Amendment Two is incorporated therein by reference.

IN WITNESS WHEREOF, each of the parties hereto have executed this Amendment as follows:


B & K TRANSPORTATION, INC.             SEQUENT COMPUTER SYSTEMS, INC.

By:______________________________      By:________________________________

Title:_____________________________     Title:_____________________________

Date:_____________________________     Date:_______________________________